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                                                                      Exhibit 21

                          MERIDIAN NATIONAL CORPORATION
                       LIST OF SUBSIDIARIES OF REGISTRANT

                                                                     State of Incorporation
             Subsidiary                                                  or Organization
             ----------                                               ---------------------
         Ottawa River Steel Company                                             Ohio

         National Metal Processing, Inc.                                        Michigan

         Meridian Environmental Services, Inc.                                  Michigan

         National Purification, Inc.                                            Ohio

         MEPI Corp.                                                             Ohio

         Environmental Purification Industries, Inc.                            Delaware

         Environmental Purification Industries Company,                         Ohio
                  a general partnership 100% owned by
                  National Purification, Inc. and MEPI Corp.